Exhibit 3.2

BYLAWS

OF

JDEV ACQUISITION CORP.

(a Nevada corporation)

ARTICLE I

OFFICES

Section 1.1 Principal Office.

The principal office of JDEV Acquisition Corp. (the “Corporation”) shall be located at such place, within or outside the State of Nevada, as may be designated from time to time by the Board of Directors (the “Board”).

Section 1.2 Other Offices.

The Corporation may have such other offices, within or outside the State of Nevada, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings.

Meetings of the stockholders shall be held at such place, within or outside the State of Nevada, or solely by means of remote communication, as may be designated by the Board and stated in the notice of the meeting.

Section 2.2 Annual Meetings.

An annual meeting of stockholders shall be held each year on such date and at such time as may be designated by the Board, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2.3 Special Meetings.

Special meetings of the stockholders may be called at any time by (a) the Board, (b) the Chair of the Board, or (c) the President or Chief Executive Officer. Except as otherwise required by law or the Articles of Incorporation of the Corporation (as amended or restated from time to time, the “Articles”), stockholders shall not have the right to demand a special meeting.

Section 2.4 Notice of Meetings.

Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice shall state the date, time and place of the meeting (or the means of remote communication, if any), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Only business within the purpose or purposes described in the notice may be conducted at a special meeting.

Section 2.5 Record Date.

The Board may fix in advance a record date for the determination of stockholders entitled to notice of, and to vote at, any meeting of stockholders, or to receive any dividend or other distribution, or for any other purpose. The record date shall not precede the date on which the resolution fixing the record date is adopted and, in the case of a meeting of stockholders, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

Section 2.6 Quorum.

Except as otherwise required by law, the Articles or these Bylaws, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum is not present or represented, the chair of the meeting or the stockholders present or represented by proxy may adjourn the meeting to another time or place, without further notice except as required by law.

Section 2.7 Voting.

Except as otherwise required by law, the Articles or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder and entitled to vote. Unless otherwise required by law, the Articles or these Bylaws, (a) directors shall be elected by a plurality of the votes cast at any meeting of stockholders duly called and at which a quorum is present, and (b) any other matter shall be approved if the votes cast in favor of such matter exceed the votes cast against such matter.

Section 2.8 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A proxy shall be in such form as may be approved by the Board or as otherwise permitted by law. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy, but in no case shall a proxy remain in force for more than seven (7) years from its date.

Section 2.9 Conduct of Meetings.

The Chair of the Board, or in the Chair’s absence, the Chief Executive Officer, or in the absence of both, such other person as the Board may designate, shall preside at meetings of stockholders.

The Secretary, or in the Secretary’s absence, any person appointed by the chair of the meeting, shall act as secretary of the meeting. The chair shall determine the order of business and may prescribe rules and procedures for the conduct of the meeting as the chair deems appropriate.

Section 2.10 Inspectors of Election.

The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes and ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine the results, and perform such other acts as are proper to conduct the election or vote with fairness to all stockholders.

Section 2.11 Stockholder Action by Written Consent.

Unless otherwise provided in the Articles and to the fullest extent permitted by Nevada law, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Section 2.12 Advance Notice of Stockholder Business and Nominations.

(a) Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted, and only such nominations of persons for election to the Board shall be made, as are properly brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of record who was a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

(b) Timing of Notice. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy statement for the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely the stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made.

(c) Content of Notice. Such stockholder’s notice shall set forth such information as may be required by applicable law and regulation and such additional information as the Board may reasonably require to determine the eligibility, independence and suitability of any proposed director nominee and the nature of any other proposed business. The Board or the chair of the meeting may refuse to acknowledge any nomination or business not made or brought in compliance with the procedures set forth in this Section 2.12.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Articles or these Bylaws directed or required to be exercised or performed by the stockholders.

Section 3.2 Number, Election and Term.

The number of directors shall be fixed from time to time exclusively by resolution of the Board, but shall not be less than one (1). Each director shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal, subject to any provisions in the Articles providing for a classified or staggered Board.

Section 3.3 Vacancies and Newly Created Directorships.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Section 3.4 Resignation and Removal.

Any director may resign at any time upon written notice to the Corporation. Subject to the Articles and applicable law, any director or the entire Board may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s capital stock then entitled to vote at an election of directors.

Section 3.5 Regular and Special Meetings.

Regular meetings of the Board may be held at such times and places as may be determined by the Board. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer, or any two directors, on at least twenty-four (24) hours’ notice to each director, given in person, by telephone, by electronic transmission or by other means of communication. Notice of a meeting need not state the purpose thereof.

Section 3.6 Quorum and Voting.

A majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, unless a greater number is required by law, the Articles or these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting to another time and place without further notice, other than announcement at the meeting, until a quorum shall be present.

Section 3.7 Participation by Remote Communication.

Members of the Board or any committee thereof may participate in a meeting by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Action by Written Consent.

Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.9 Committees.

The Board may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting of one or more directors. Any such committee, to the extent provided in the resolution of the Board and not inconsistent with law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.

Section 3.10 Compensation of Directors.

Unless otherwise restricted by the Articles or these Bylaws, the Board shall have authority to fix the compensation of directors, including cash retainers, equity awards and reimbursement of expenses.

ARTICLE IV

OFFICERS

Section 4.1 Officers.

The officers of the Corporation shall be elected by the Board and shall include a Chief Executive Officer (who may also be designated as the President), a Secretary and a Treasurer (who may also be designated as the Chief Financial Officer). The Board may also elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board deems necessary or appropriate.

Section 4.2 Term of Office; Removal.

Each officer shall hold office until such officer’s successor is chosen and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 4.3 Duties of Officers.

The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or these Bylaws.

Section 4.4 Delegation of Authority.

The Board may from time to time delegate the powers or duties of any officer to any other officer, director or person, for such period of time and upon such terms as the Board may determine.

ARTICLE V

STOCK

Section 5.1 Certificates and Uncertificated Shares.

Shares of the Corporation’s stock may be certificated or uncertificated, as determined by the Board. Certificates representing shares of stock shall be in such form as may be approved by the Board and shall be signed by any two authorized officers of the Corporation. The signatures of such officers upon a certificate may be facsimiles.

Section 5.2 Transfer of Shares.

Shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney or agent, upon surrender to the Corporation or its transfer agent of the certificate, if any, representing such shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon compliance with appropriate procedures for uncertificated shares.

Section 5.3 Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including, in the Board’s discretion, the requirement of a bond.

Section 5.4 Record Owners.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT

Section 6.1 Indemnification.

To the fullest extent permitted by the Nevada Revised Statutes as they may be amended from time to time, the Corporation shall indemnify any person who is or was a director or officer of the Corporation, and may indemnify any person who is or was an employee or agent of the Corporation, against any and all expenses, liabilities and losses reasonably incurred or suffered by such person by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise.

Section 6.2 Advancement of Expenses.

To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

Section 6.3 Non-Exclusivity.

The rights to indemnification and advancement of expenses provided in this Article VI shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the Articles, any agreement, vote of stockholders or disinterested directors, or otherwise.

Section 6.4 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation in any such capacity for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or applicable law.

ARTICLE VII

NOTICES

Section 7.1 Manner of Notice.

Whenever notice is required to be given by law, the Articles or these Bylaws, such notice may be given in writing by mail, by courier, by facsimile, by electronic mail or by other form of electronic transmission, to the address or contact information of the recipient as it appears on the records of the Corporation.

Section 7.2 Waiver of Notice.

Whenever any notice is required to be given, a written waiver thereof signed by the person entitled to notice, or a waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Corporate Seal.

The Board may adopt a corporate seal, which shall be in such form as the Board may determine. The absence of a seal shall not affect the validity of any instrument executed on behalf of the Corporation.

Section 8.2 Fiscal Year.

The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board.

Section 8.3 Dividends.

Subject to applicable law and the Articles, dividends upon the Corporation’s capital stock may be declared by the Board and may be paid in cash, in property or in shares of the Corporation’s capital stock, at such times and in such amounts as the Board shall deem advisable.

Section 8.4 Checks and Drafts.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or such other person or persons, as the Board may from time to time designate.

Section 8.5 Execution of Instruments.

All deeds, mortgages, bonds, contracts and other instruments shall be executed on behalf of the Corporation by such officer or officers, or such other person or persons, as the Board may from time to time authorize.

ARTICLE IX

FORUM SELECTION

Section 9.1 Exclusive Forum.

Unless the Corporation consents in writing to the selection of an alternative forum, the state courts located within the State of Nevada (and, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes or the Articles or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine.

ARTICLE X

AMENDMENTS

Section 10.1 Amendments by the Board.

Subject to the Articles and applicable law, these Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the Board.

Section 10.2 Amendments by Stockholders.

Subject to the Articles and applicable law, these Bylaws may also be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereon.

CERTIFICATION

I, the undersigned, Chief Executive Officer of JDEV Acquisition Corp., hereby certify that the foregoing Bylaws were duly adopted as the Bylaws of the Corporation by the Board of Directors on November 26, 2025 , and that the same are now in full force and effect.

Dated: November 26, 2025

/s/ Vincent LaBarbara
Vincent LaBarbara
Chief Executive Officer